EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement Nos. 333-146524 and 333-147701 on Form S-8 and in Registration Statement No. 333-149564 on Form S-3 of our report dated March 21, 2008 relating to the consolidated financial statements of North Penn Bancorp, Inc. and subsidiary appearing in the Annual Report on Form 10-KSB of North Penn Bancorp, Inc. for the year ended December 31, 2007.

/s/ McGrail Merkel Quinn & Associates

Scranton, Pennsylvania
March 25, 2008